Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
October 22, 2008	Investor Relations Dept.
(800) 536-7453
Torch Energy Royalty Trust receives New York Stock Exchange Listing Extension
HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced that NYSE Regulation, Inc. (the “NYSE”) has agreed to provide the Trust with an additional extension for continued listing and trading of the Trust’s common stock on the NYSE to December 31, 2008.
The extension granted by the NYSE, which is subject to reassessment on an ongoing basis, provides the Trust until December 31, 2008 to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Annual Report”) with the Securities and Exchange Commission. During this period, trading of the Trust’s common stock on the NYSE will remain unaffected. If the Trust does not file its 2007 Annual Report by December 31, 2008, the Trust may request that the NYSE grant an additional extension.
The Trust is working diligently to obtain the information necessary to complete the 2007 Annual Report and intends to complete and file the 2007 Annual Report as soon as reasonably practicable.
This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.